Exhibit (o)(ii) under Form N-1A
                                            Exhibit 24 under Item 601/Reg. S-K

                             FEDERATED MDT SERIES
                        UNANIMOUS CONSENT OF TRUSTEES

      The undersigned, being all of the Trustees of Federated MDT Series (the "Trust"), hereby consent, in accordance with the laws of the Commonwealth of Massachusetts and Article V of the Declaration of Trust, and Article V,
Section 7 of the Bylaws of the Trust, to the adoption of the following resolutions with the same effect as though they had been adopted at the meeting of the Trustees:

      RESOLVED,   that the Board hereby authorizes the Secretary
                  and Assistant Secretaries of the Trust to sign in their place and stead, by power of attorney, the Registration Statement on Form N1-A relating to the proposed establishment of the Trust.

      RESOLVED,    that the following persons are hereby elected to
                   serve as the Officers of the Trust for the respective terms provided for in the Bylaws of the
                   Trust:
                   President:  J. Christopher Donahue
                   Treasurer:  Richard A. Novak
      WITNESS the due execution hereof this 18th day of May, 2006.


/s/J. Christopher Donahue___________
         J. Christopher Donahue

/s/Peter J. Germain____________________
-------------------
            Peter J. Germain

/s/John W. McGonigle_________________
--------------------
            John W. McGonigle